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                                                                    EXHIBIT 10.6
December 21, 1995

Raymond F. Chase
1250 Hollywood Avenue
Jacksonville, FL  32205

Re:  Severance Agreement

Ray:

This letter is to confirm our understanding and agreement regarding severance terms. In consideration of your increase in salary, as well as the 9 other mutual promises and covenants contained herein, you and GeoWaste agree as follows:

1.  Effective Date.       The Effective Date of this Agreement is January 1,
1996.

2.  Severance Pay.        In the event that the Company terminates your
employment without Cause within two (2) years of the Effective Date.
         (a) the Company will pay you in a lump sum or in installments over six (6) months, as selected by the Company, one-half of the greater of $76,000 or your annual base salary rate in effect at the date of your termination.
         (b) for a period of six (6) months following your termination date, the Company will pay the premium for any continuation health insurance coverage required to be offered to you by the Company under federal law; and
         (c) the Company will continue to reimburse you for the premium you pay to continue life insurance on your life during the six (6) month period following your termination date, to the extent reimbursement for such premium was not made prior to your termination and the amount of the reimbursement for such six
                 (6) month period does not exceed $750.00.
         The term "Cause" means that:
         (i) you use for personal gain or disclose to an unauthorized person any confidential or proprietary information or trade secrets of the Company or its subsidiaries;
         (ii) you act in a manner which materially and detrimentally affects the Company or its subsidiaries; or
         (iii) your conduct violates any applicable civil or criminal law or violates any written rules of ethical corporate conduct of or fiduciary obligation to the Company or its subsidiaries.

3.  Non-Competition and Non-Solicitation Covenants.  You hereby agree that:
         (a) for the period of one (1) year following the date your employment with the Company is terminated at the request of the Company, you will not, without the prior written consent of the Company's Board of Directors, own, manage, operate, join, be employed in an executive or managerial capacity by, control or otherwise render, directly or indirectly, any executive or managerial Services to any person or organization which is engaged in the solid waste management business in competition with the Company within a 50-mile territorial radius from any facility owned or operated by the Company.
         For purposes of this Paragraph 3(a), the term "Services" shall mean any services of a business, commercial or professional nature and shall include, without limitation, the following: engaging in, working with, having an interest in, acting as an officer or director or consultant to, advising, lending money to, guaranteeing the debts or obligations of, or permitting one's name or any part thereof to be used in connection with an enterprise or endeavor that conducts a business of the type and in the area referred to above, either individually, in partnership, or in conjunction with any person or persons, firm, association, company or corporation, whether as principal, agent, five percent or more





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shareholder, executive, or in any other similar manner whatsoever, provided, however, that you may own less than five percent (5%) of the outstanding capital stock of any publicly-held corporation; and
         (b) in the event your employment with the Company is terminated for any reason, then for a period of one (1) year after the date of your termination, you will not, without the prior written consent of the Company's Board of Directors, render any services or advice to, solicit, service the account of, or otherwise engage in any business relationship (as an employee or otherwise) with any Customer (as defined below) of the Company in connection with the solid waste management business, or solicit or hire any person in connection with the solid waste management business, or solicit or hire any person in connection with the solid waste management business who was an employee of the Company at any time within the six (6) month period ending the date your employment terminates.
         For purposes of this Paragraph 3(b), a "Customer" means any corporation, association, partnership, organization, business, individual or governmental agency (a "Person") within a 50-mile territorial radius from any facility owned or operated by the Company that is subject to a contract with the Company whereby the Company provides solid waste management services to such Customer, or is otherwise actively involved in a business relationship with the Company in connection with such solid waste management services, including, without limitation, any person that the Company is actively soliciting at any time within the six (6) month period ending on the date your employment terminates.
         (c) you acknowledge that the Company will suffer substantial damages not readily ascertainable or compensable in terms of money in the event of the breach of any of your obligations under this Paragraph 3. You therefore agree that the Company will be entitled (without limitation or any other rights or remedies otherwise available to the Company) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any such breach of this Paragraph 3 the stated period, scope or area is held to be unreasonable, the parties agree that the maximum period, scope or area reasonable under the circumstances will be substituted for the state period, scope or area.
         (d) the running of each of the covenants in this Paragraph 3 will be tolled and suspended for such period of time as you are in violation of the particular covenant, but none of the covenants will be so tolled and suspended for longer than one hundred eighty (180) days in the aggregate as to that covenant.

4.  Confidential Information.  You understand and acknowledge that:
         (a) in order to enable you to properly perform your duties, the Company has entrusted and will continue to entrust you with trade secrets and confidential information, including, without limitation, trade secrets and confidential information relating to merchandising methods, engineering and production methods, accounting or financial methods, processes, strategies and technique, know-how, pricing policies, inventory, market studies and strategy, customer lists, special needs and characteristics of the Company's customers, debt and equity financing sources, scientific, technical and management information and other aspects of the Company's business ("Confidential Information"); and
         (b) the development or acquisition of this Confidential Information is critical to the success and survival of the Company and the disclosure or use of this Confidential Information would cause the Company irreparable harm and that you are fully aware of the Company's need to protect this Confidential Information.
         Accordingly, you hereby agree that, from the Effective Date and thereafter as to trade secrets, and from the Effective Date and thereafter until the end of one (1) year period following your termination of employment, as to other Confidential Information, you will not disclose to third persons any Confidential Information of the Company, its officers, directors, agents or representatives, except to the extent that such Confidential Information:
         (i)     is authorized in writing by the Company to be disclosed;
                 was in or has become part of the public domain (otherwise than through your breach





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                 hereof);
         (ii)    was known to the recipient prior to the disclosure;
         (iii) was known to you prior to performing services for the Company or any predecessor company; or
         (iv) is required to be disclosed by a court or governmental agency and, in this regard, you will execute such additional documents as the Company may reasonably require to protect the confidentiality of the Confidential Information required to be disclosed.

5. Stock Options. This Agreement in no way affects your rights under the NonQualified Stock Option Agreement granted to you effective as of July 3, 1991, or stock options granted to you pursuant to the 1992 Stock Option Plan.

6. Severability. In the event any provision of this Agreement should be held to be unenforceable, each and all of the other provisions of this Agreement shall remain in full force and effect.

7. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

8. Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

9. Modification. This Agreement may be modified or amended only in writing signed by the parties.

10. Entire Agreement. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties hereto. There are no agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except the agreements set forth in this Agreement. All other agreements, whether written or oral, between the parties, other than the stock options granted to you effective as of July 3, 1991 as well as those granted to you under the 1992 Stock Option Plan, are superseded by this Letter.

11. Binding Effect. This Agreement shall be binding on the parties and their respective directors, officers, employees, heirs, executors, administrators and successors.

12. Understanding. You hereby covenant and agree that you have read and fully understand the contents and the effect of this Agreement. You warrant and agree that you have had a reasonable opportunity and been advised to seek the advice of an attorney as to such content and effect. You accept each and all of the terms, provisions, and conditions of this Agreement, and do so voluntarily and with full knowledge and understanding of the contents, nature, and effect of this Agreement.

Assuming the foregoing accurately reflects our understanding and agreement, please evidence the same by affixing your signature on the line provided below.

Sincerely,

GEOWASTE INCORPORATED

/s/ AMY C. MACF. BURBOTT
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Amy C. MacF. Burbott
Chairman of the Board

Accepted and agreed to this 21st day of December, 1995


/s/ RAYMOND F. CHASE
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Raymond F. Chase





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